                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                           WESTERN INVESTMENT REAL ESTATE TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                      WESTERN INVESTMENT REAL ESTATE TRUST
                         2200 POWELL STREET, SUITE 600
                          EMERYVILLE, CALIFORNIA 94608
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 13, 1999

    Notice is hereby given that the annual meeting of the shareholders of Western Investment Real Estate Trust will be held at the Bank of America Center, Bankers Club of San Francisco, Pacific Room, 52nd Floor, 555 California Street, San Francisco, California, at 10:00 a.m., on Thursday, May 13, 1999, for the following purposes:

    (1) To elect three trustees to Class II for three-year terms to expire at the conclusion of the 2002 annual meeting.

    (2) To ratify the appointment of independent auditors for the Company.

    (3) To transact any other business that may properly come before the meeting.

    All shareholders of record at the close of business on March 17, 1999, are entitled to vote at the meeting.

    A majority of the outstanding shares must be represented at the meeting in person or by proxy in order to transact business. TO ASSURE A PROPER REPRESENTATION AT THE MEETING PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. Your proxy will not be used if you are personally present at the meeting and you indicate a desire to revoke such proxy or if a subsequently dated proxy of yours is delivered prior to or at the meeting.

Dated:  Emeryville, California
        March 31, 1999

                                                           [SIGNATURE]
                                    Barbara J. Donham
                                    Secretary

If your shares are held in the name of a brokerage firm, bank, nominee or other institution, only it can vote your shares. Please PROMPTLY CONTACT the person responsible for your account and GIVE INSTRUCTIONS for your shares to be voted.

                      WESTERN INVESTMENT REAL ESTATE TRUST
                         2200 POWELL STREET, SUITE 600
                          EMERYVILLE, CALIFORNIA 94608
                                PROXY STATEMENT

    THIS STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF WESTERN INVESTMENT REAL ESTATE TRUST, hereinafter called "Western" or "the Company," for use at the annual meeting of shareholders to be held on Thursday, May 13, 1999, at 10:00 a.m., at the Bank of America Center, Bankers Club of San Francisco, Pacific Room, 52nd Floor, 555 California Street, San Francisco, California, and at any and all adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone by trustees, officers or other employees of the Company.

    Only shareholders of record of Western at the close of business on March 17, 1999, will be entitled to vote at the annual meeting. The approximate date on which the proxy statement and form of proxy are first sent or given to shareholders will be March 31, 1999.

    You are requested to sign, date and return the accompanying proxy in the enclosed envelope. Proxies duly executed and received by the Company on or before 10:00 a.m. on May 13, 1999, will be voted in accordance with the instructions thereon. Such proxies may be revoked by executing and delivering to Western a written revocation or by executing and delivering a subsequently dated proxy before or at the meeting or by voting by ballot at the meeting.

    As of the record date, 17,265,813 shares of the Company's shares of beneficial interest were issued and outstanding, each of which is entitled to one vote at the annual meeting. There will be no cumulative voting for the election of trustees.

                              ELECTION OF TRUSTEES

NOMINEES

    Three members of the Board of Trustees (Class II) are to be elected at the 1999 annual meeting. Under the terms of the Declaration of Trust, the trustees who are not up for election this year will continue to serve until they stand for election as provided in the Declaration of Trust. In 2000, two of such trustees (Class III) will stand for election for a three-year term. In 2001, the remaining trustees (Class I) will stand for election for a three-year term. All proxies received by the Company will be voted in accordance with the specifications on the proxy. Unless the proxy specifies otherwise, proxies held by the trustees will be voted in the manner described below under "Voting" for the election of the three nominees listed under "Trustees and Executive Officers," to hold office until the expiration of their three-year term and until their respective successors shall be elected and qualified. In the unanticipated event that any of the current nominees declines to or cannot be a candidate at the annual meeting, all proxies held by the trustees will be voted in favor of the remaining nominees and for such substitute nominees (if any) as shall be designated by the trustees.

    Each of the three nominees, if elected, will serve for a three-year term to expire at the conclusion of the 2002 annual meeting of shareholders and until their respective successors shall be elected and qualified.

VOTING

    Each shareholder will be entitled to cast one vote for each share registered in his or her name on the record date of March 17, 1999, for each of the trustee positions to be filled. There will be no cumulative voting for the election of trustees.

    All shares represented by proxies solicited by the trustees will be voted in equal shares for the three nominees named hereafter, unless a proxy specifies otherwise. The three nominees receiving the greatest number of affirmative votes shall be elected to the office of trustee. The withholding of a vote for a nominee will have the practical effect of voting against that nominee.

TRUSTEES AND EXECUTIVE OFFICERS

    Information regarding the three Class II trustees nominated for election as trustees this year for a term of three years expiring at the conclusion of the 2002 annual meeting of shareholders is set forth below:

                                                                                                   TRUSTEE     TERM TO
           NAME                                     PRINCIPAL OCCUPATION                            SINCE      EXPIRE
--------------------------  --------------------------------------------------------------------  ---------  -----------
James L. Stell              Mr. Stell, 75, is the retired Vice Chairman of the Board of Lucky       1985        1999
                            Stores, Inc. During the past five years his principal occupation has             (Class II)
                            been trustee of Western.

Bradley N. Blake            Mr. Blake, 40, was appointed President, Chief Executive Officer and     1998        1999
                            trustee of Western in January 1998. Prior to that, he was a Managing             (Class II)
                            Director of Pacific Retail Trust, a private real estate investment trust, and prior to December 1996, he was Senior Vice President of
                            Spieker Properties, a public real estate investment trust.

L. Michael Foley            Mr. Foley, 60, has been a principal of L. Michael Foley and Associ-     1998        1999
                            ates, a real estate and corporate consulting firm, since 1996. He                (Class II)
                            also serves as a Director of BRE Property, Inc., a REIT focused solely on multi-family properties located in the western United
                            States. He has been a Director of BRE since 1994. He was Senior Vice
                            President and Chief Financial Officer of Coldwell Banker Corporation
                            for the period 1995 through 1996. Prior to 1995, he served as
                            Chairman and Chief Executive Officer of Sears Savings Bank; Senior
                            Executive Vice President of Coldwell Banker Real Estate Group; and
                            Executive Vice President of Homart Development Co.

    Information regarding the trustees who are not standing for election this year is set forth below:

Reginald B. Oliver          Mr. Oliver, 60, is a private investor. He was Executive Vice Presi-     1984        2000
                            dent of the Pershing Division of Donaldson, Lufkin & Jenrette                    (Class III)
                            Securities Corporation, an investment banking firm, and continues to be associated with the firm as a consultant.

                                                                                                   TRUSTEE     TERM TO
           NAME                                     PRINCIPAL OCCUPATION                            SINCE      EXPIRE
--------------------------  --------------------------------------------------------------------  ---------  -----------
Joseph P. Colmery           Mr. Colmery, 45, has acted in the capacity of consultant to several     1999        2000
                            companies within the financial services industry since his retire-               (Class III)
                            ment in December 1997. For the period 1996 through December 1997, he served as President and Chief Executive Officer of U.S. Bank of
                            California and prior to that he served as President and Chief
                            Executive Officer of California Bancshares which was acquired by
                            U.S. Bank of California in 1996.

Dennis D. Ryan              Mr. Ryan, 43, is Executive Vice President and Chief Financial           1994        2001
                            Officer of Western. Prior to joining the Company in 1993, Mr. Ryan                (Class I)
                            was a financial and real estate consultant to a variety of clients.
                            Prior to 1992, he was a Vice President and Chief Financial Officer
                            of Reininga Corporation, a shopping center development, leasing and property management firm.

Robert J. McLaughlin        Mr. McLaughlin, 65, has been the President and owner of The Sutter      1997        2001
                            Group, a management consulting firm for the past sixteen years. He                (Class I)
                            currently serves on the Board of Directors of Grubb & Ellis Company, a commercial real estate brokerage and asset management company.

    Information regarding the current executive officers of the Company is set forth below:

Josh Smith                  Mr. Smith, 35, was appointed Senior Vice President, Investments, of the Company in February 1998. Prior to that, he was Senior Vice
                            President of Pacific Retail Trust, and prior to December 1996, he was a Vice President of Spieker Properties.

L. Gerald Hunt              Mr. Hunt, 33, was appointed Senior Vice President, Operations, of the Company in February 1998. Prior to that, he was a Vice Presi-
                            dent of Pacific Retail Trust, and prior to December 1996, he was a project director at Spieker Properties.

BOARD AND COMMITTEE MEETINGS

    During 1998, the Board of Trustees held 10 meetings and the Executive Committee of the Board of Trustees held 6 meetings. The Executive Committee is presently comprised of Robert J. McLaughlin, James L. Stell, Bradley N. Blake and Dennis D. Ryan. The Committee maintains such powers and exercises such duties of the Board of Trustees in the management of the business of Western as are delegated to it from time to time by the Board of Trustees.

    There was no standing nominating committee during 1998. A Nominating Committee has been appointed to serve beginning in 1999 for the purpose of screening and recommending candidates for Board positions and evaluating Board performance. The committee members are L. Michael Foley, James L. Stell and Joseph P. Colmery.

    The Audit Committee meets with the Company's auditors at least twice annually to review accounting and auditing procedures, to report to the Board of Trustees any recommended changes in auditing procedures and to recommend to the Board of Trustees at the close of each fiscal year the independent auditing firm to be selected for the ensuing fiscal year. The committee held two meetings in 1998. The Audit Committee is presently comprised of James L. Stell, Reginald B. Oliver and Robert J. McLaughlin.

    The Compensation Committee is responsible for administering and approving compensation for trustees and officers and certain other employees. The Compensation Committee held two meetings in 1998. The Committee is presently comprised of Reginald B. Oliver, L. Michael Foley and Joseph P. Colmery.

    During 1998, each of the trustees attended at least 75% of the total number of board meetings and meetings of committees on which they served for the period they were in office.

OWNERSHIP OF SHARES

    Western currently has one outstanding class of voting securities, comprised of shares of beneficial interest without par value.

    As of December 31, 1998, no person known to the Company was a beneficial owner of more than 5% of its outstanding shares, based on information publicly reported to the Securities and Exchange Commission.

    CEDE, a stock depository for brokers and other nominees, as of the record date, holds approximately 15,401,290 shares, or 89% of the Company's outstanding shares, in its capacity as a stock depository.

    The following table sets forth the number of shares of beneficial interest beneficially owned by each trustee, by each nominee for trustee and by trustees and executive officers in office, and the percentage of the Company's outstanding shares represented by such beneficial ownership. Such persons had sole voting and investment power with respect to the shares listed except as otherwise noted.

                                                         SHARES BENEFICIALLY
                                                          OWNED DIRECTLY OR
                                                          INDIRECTLY AS OF
                                                              MARCH 15,
NAME OF BENEFICIAL OWNER                                     1999(1)(2)
-------------------------------------------------------  -------------------
James L. Stell                                               24,000 (0.14%)(3)
Bradley N. Blake                                            145,200 (0.84%)(2)(4)
L. Michael Foley                                             10,000 (0.06%)
Reginald B. Oliver                                          119,750 (0.69%)(5)
Joseph P. Colmery                                             7,000 (0.04%)
Dennis D. Ryan                                               75,600 (0.44%)(2)(6)
Robert J. McLaughlin                                         11,000 (0.06%)(7)
Josh Smith                                                   44,623 (0.26%)(2)(8)
L. Gerald Hunt                                               37,650 (0.22%)(2)(8)
All nominees, trustees and executive officers (9
  persons)                                                  474,823 (2.75%)

---------
(1) The number and percentage of shares shown in this table reflect beneficial ownership in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, including shares that are not owned but as to which options are outstanding and may be exercised within 60 days of the date of this proxy statement.

(2) For purposes of calculating percentage of shares owned, total shares outstanding and shares owned include restricted shares awarded to date (restricted shares vest over a three-year period).

(3) Includes 4,000 shares held by Mr. Stell as Trustee for a family trust. Mr. Stell disclaims any ownership of such shares. Includes beneficial ownership of 2,000 shares that may be acquired within 60 days pursuant to stock option awards.

(4) Includes beneficial ownership of 50,000 shares that may be acquired within 60 days pursuant to stock option awards.

(5) Includes 6,200 shares held by Mr. Oliver's adult children and 36,550 shares held by Mr. Oliver as Trustee and Custodian for a minor child under his custodial care. Mr. Oliver disclaims any ownership of such shares. Includes beneficial ownership of 2,000 shares that may be acquired within 60 days pursuant to stock option awards.

(6) Includes beneficial ownership of 37,600 shares that may be acquired within 60 days pursuant to stock option awards.

(7) Includes beneficial ownership of 2,000 shares that may be acquired within 60 Days pursuant to stock option awards.

(8) Includes beneficial ownership of 9,600 shares that may be acquired within 60 days pursuant to stock option awards.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

    All executive officers and trustees of the Company timely filed the reports required under Section 16(a) of the Securities Exchange Act of 1934, as amended, during 1998; except that, due to administrative oversight, Mr. McLaughlin failed to file one Form 4 on a timely basis to report a purchase transaction. This transaction covering 3,000 shares was reported immediately upon discovery of the oversight.

COMPENSATION OF TRUSTEES

    During 1998, Reginald B. Oliver and James L. Stell each received an annual independent trustee fee of $16,000, $750 for each Board meeting or Board committee meeting attended and $500 for each telephonic meeting of the Board or Board committee. L. Michael Foley, who was appointed a trustee effective July 1, 1998, received a pro-rated annual fee and meeting fees as described above. Chester R. MacPhee who served as acting Chairman through June 30, 1998 received an additional $18,000 in fees for serving as Chairman. Robert J. McLaughlin received a pro-rated share of the annual independent trustee fee plus meeting fees for January 1, 1998 through June 30, 1998 and on his appointment as Chairman effective July 1, 1998 received a pro-rated annual flat fee of $50,000 with no provision for meeting fees.

    Management trustees and officers receive no compensation from the Company for serving as trustees or attending meetings separate from that shown in the Summary Compensation Table below.

    The independent trustees are eligible for stock option awards pursuant to the 1998 Equity Incentive Plan. During 1998, options to purchase shares of beneficial interest were granted by the Board to the independent trustees as follows: James L. Stell, 5,000; Reginald B. Oliver, 5,000; Chester R. MacPhee, Jr., 5,000; L. Michael Foley, 10,000; and Robert J. McLaughlin, 15,000.

COMPENSATION OF EXECUTIVE OFFICERS
    The following table shows for the fiscal years ending December 31, 1998, 1997 and 1996, certain compensation paid by Western to its Chief Executive Officer and the other most highly compensated executive officers whose compensation exceeded $100,000 at December 31, 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM COMPENSATION AWARDS
                                               ANNUAL COMPENSATION                ----------------------------------------------
                                  ----------------------------------------------  RESTRICTED     SECURITIES
                                                                OTHER ANNUAL         STOCK       UNDERLYING        ALL OTHER
 NAME AND PRINCIPAL                 SALARY        BONUS       COMPENSATION (1)    AWARD(S)(2)   OPTIONS/SARS    COMPENSATION(3)
      POSITION           YEAR         ($)          ($)              ($)               ($)           (#)               ($)
---------------------  ---------  -----------  -----------  --------------------  -----------  --------------  -----------------
Bradley N. Blake(4)         1998   $ 275,000    $ 140,000        $  100,575        $ 207,189        250,000        $   4,800
                            1997      --           --                --               --             --               --
                            1996      --           --                --               --             --               --
Dennis D. Ryan              1998   $ 197,916    $  45,000        $   60,421        $ 110,860         50,000        $   9,600
                            1997     175,000       --                   338           --              3,000            9,500
                            1996     132,500       15,630               325           --              5,000            9,000
Josh Smith(4)               1998   $ 147,548    $  50,000        $   50,191        $ 110,860         48,000        $   4,426
                            1997      --           --                --               --             --               --
                            1996      --           --                --               --             --               --
L. Gerald Hunt(4)           1998   $ 134,135    $  40,000        $   50,172        $ 110,860         48,000        $   7,798
                            1997      --           --                --               --             --               --
                            1996      --           --                --               --             --               --

----------

(1) Comprises life insurance premiums paid for the benefit of the named executive officers and sums forgiven relative to loans made as follows:

     In January and February 1998, Western loaned an aggregate of $1.3 million to the named executive officers. The loan proceeds were used to fund the purchase of Company shares of beneficial interest by the named officers. The loans bear interest at a rate of 5.58% per annum, are recourse and are secured by a pledge of certain shares of beneficial interest of Western. The amounts shown include amounts forgiven under these loans in respect of 1998 as follows:

                                                              AMOUNT OF LOAN    AMOUNT FORGIVEN
                                                             ----------------  -----------------
Bradley N. Blake                                                $  500,000        $   100,000
Dennis D. Ryan                                                  $  300,000        $    60,000
Josh Smith                                                      $  250,000        $    50,000
L. Gerald Hunt                                                  $  250,000        $    50,000

(2) The amounts shown represent the dollar value on the date of grant of restricted stock awards made under Western's 1998 Equity Incentive Plan. Each of the awards was made in January or February 1998 and vests over three years in equal installments. Dividends are paid on these shares.

       On December 31, 1998, the aggregate value of the restricted stock awards granted to each of the named executive officers, based on a stock price of $11 13/16 was as follows:

                                                                        RESTRICTED STOCK AWARDS
                                                                       -------------------------
                                                                                      NUMBER OF
                                                                       DOLLAR VALUE    SHARES
                                                                       ------------  -----------
Bradley N. Blake                                                        $  177,188    $  15,000
Dennis D. Ryan                                                          $   88,594    $   7,500
Josh Smith                                                              $   88,594    $   7,500
L. Gerald Hunt                                                          $   88,594    $   7,500

(3) Amounts shown represent employer matching contributions and discretionary contributions under Western's 401(K) Plan.

(4) Messrs. Blake, Smith and Hunt each became an executive officer of Western in 1998; salary shown is pro-rated portion of annualized amounts as follows:
    Blake $300,000; Smith $165,000; and Hunt $150,000.

COMPENSATION PURSUANT TO PLANS OR ARRANGEMENTS

    Western has agreements with three former trustees, Bernard Etcheverry, O.A. Talmage and Chester R. MacPhee, Jr. (each, a "Recipient") that provide that the Company pay the Recipient, or his eligible spouse, a monthly stipend of $5,000 until the later of (i) the death of the Recipient or (ii) the death of the Recipient's eligible spouse. During 1998, each of the three recipients received a total of $60,000 pursuant to the agreements. The agreements provide that the Recipient or his eligible spouse, as the case may be, will receive an accelerated payment of the amounts due under the agreement if the net assets of the Company fall below $15 million. The accelerated payment will be equal to the sum of (i) the present value of the total amount the Recipient or his eligible spouse would have received under the agreement (based on the life expectancy of the Recipient and his eligible spouse according to an actuarial table and discounted at a rate of seven percent per annum), and (ii) an amount sufficient to cover the income tax payable by such Recipient or his eligible spouse on receipt of the accelerated payment.

STOCK OPTION PLAN AND EQUITY INCENTIVE PLAN

    Western's Nonqualified Stock Option Plan adopted in 1988 has been cancelled and replaced by the 1998 Equity Incentive Plan. Options to purchase shares that have been granted under the 1988 Plan that have not lapsed are as follows:

              TOTAL NO.
            OF UNEXPIRED
               OPTIONS     PRICE PER
GRANT DATE     GRANTED       SHARE
----------  -------------  ---------
 11/11/93         60,000       13.81
  6/28/94         25,000       13.88
 11/11/94         66,600       12.31
 11/13/95         22,800       11.00
 11/12/96         26,000       13.31
 11/18/97         36,000       13.59

    In each instance, the option price was 100% of the fair market value at the date of the grant.

    In 1998, Western adopted the 1998 Equity Incentive Plan ("1998 Plan"). Under the 1998 Plan, employees, officers and trustees of Western and its subsidiaries are eligible to participate in the Plan. The Compensation Committee of the Board of Trustees administers the Plan and determines the persons to whom awards will be made, when awards will be granted, the amount of the awards, and other terms and conditions of the awards. The Plan permits the granting of options to purchase shares of beneficial interest (ISOs), stock appreciation rights (SARs), restricted stock and unrestricted stock.

Western may issue up to 850,000 shares of beneficial interest under the Plan. Options to purchase shares and restricted shares that have been granted through December 31, 1998 and have not lapsed are as follows:

                                                            RESTRICTED
                     OPTIONS                                  SHARES
                 ----------------                           -----------
                    TOTAL NO.         PRICE                  TOTAL NO.      PRICE
     GRANT         OF UNEXPIRED        PER        GRANT      OF SHARES    ON AWARD
     DATE        OPTIONS GRANTED    SHARE(1)       DATE     GRANTED(2)      DATE
---------------  ----------------  -----------  ----------  -----------  -----------
1/28/98                250,000      $   13.81      1/28/98      15,000    $   13.81
2/9/98                 146,000      $   14.78       2/9/98      22,500    $   14.78
5/14/98                 20,000      $   14.50      6/18/98       4,000    $   13.00
6/18/98                106,000      $   13.00
8/10/98                 10,000      $   12.59

---------
(1) Option price was 100% of the fair market value at the date of grant.
(2) Shares vest over three-year period, 1/3 per year.

    STOCK OPTION GRANTS AND EXERCISES

    Stock options were granted to the executive officers during 1998 as shown on the following table:

                  STOCK OPTION GRANTS IN THE LAST FISCAL YEAR

                                                   PERCENT OF                                  POTENTIAL REALIZABLE
                                                      TOTAL                                      VALUE AT ASSUMED
                                                     OPTIONS                                  ANNUAL RATES OF SHARE
                                                   GRANTED TO                                   PRICE APPRECIATION
                                                    EMPLOYEES                                    FOR OPTION TERM
                                        OPTIONS     IN FISCAL    EXERCISE    EXPIRATION    ----------------------------
                NAME                  GRANTED(1)      YEAR        PRICE         DATE            5%             10%
------------------------------------  -----------  -----------  ----------  -------------  -------------  -------------
Bradley N. Blake                          250,000        47.0%   $   13.81        1/28/04  $   1,174,100  $   2,659,000
Dennis D. Ryan                             50,000         9.4%   $   14.78         2/9/04        251,300        569,100
Josh Smith                                 48,000           9%   $   14.78         2/9/04        241,200        546,300
L. Gerald Hunt                             48,000           9%   $   14.78         2/9/04        241,200        546,300

---------
(1) Options are exercisable as to 20% of the shares covered by the grant at the end of each year for five years. No option is exercisable after six years from the date of grant. No SARs have been granted.

    The number and value of unexercised options at year-end 1998 are shown on the following table:

                          FISCAL YEAR-END OPTION VALUE

                                                                                          VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                                                       OPTIONS AT DECEMBER 31, 1998     AT DECEMBER 31, 1998(1)
                                                     --------------------------------  --------------------------
                       NAME                             EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
---------------------------------------------------  --------------------------------  --------------------------
Bradley N. Blake                                                --/250,000                       --/--
Dennis D. Ryan                                                27,600/60,400                  $2,438/$1,625
Josh Smith                                                      --/48,000                        --/--
L. Gerald Hunt                                                  --/48,000                        --/--

---------
(1) The fair market value of shares at December 31, 1998 was $11 13/16.

    TAX QUALIFIED RETIREMENT PLAN PURSUANT TO IRS CODE SECTION 401(k)

    Western adopted a Tax Qualified Retirement Plan pursuant to Section 401(k) (the "401(k) Plan") in 1990. Under the 401(k) Plan, the Company makes contributions as follows: (a) the total amount of compensation deferred by all eligible employees through salary-deferral contributions to the 401(k) Plan; (b) a discretionary matching contribution equal to a percentage of the amount of employee salary-deferral contributions, which percentage will be determined each year by the Company; and (c) a discretionary contribution determined each year by the Company. All salaried employees are eligible to become 401(k) Plan participants on completion of three months of employment and the attainment of age 21. Compensation deferrals and discretionary matching contributions are fully vested and any discretionary contributions become vested as follows: 20% at 2 years of service; 40% at 3 years of service; 60% at 4 years of service; 80% at 5 years of service and 100% at 6 years of service. For the year 1998, the Company made approximately $150,000 of discretionary contributions for all eligible employees. Inasmuch as the 401(k) Plan is a defined contribution plan, rather than a defined benefit plan, it is not possible to definitively estimate annual benefits upon retirement.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Trustees ("Committee"), is responsible for administering and approving compensation packages for officers and for employees whose base salary is at or above $100,000 per year. In addition, the Committee reviews the general compensation strategy and approves ranges of bonus and increases for the entire employee group. The review process includes performance evaluation of officers as well as consideration for promotion and succession. During 1998, the Committee also negotiated the employment agreements for new executives hired during the year. The Committee was comprised of non-employee trustees.

COMPENSATION PHILOSOPHY AND OBJECTIVES

    It is the philosophy of the Committee and the Company that in order to meet Western's goal to increase long-term shareholder value, the Company must develop and maintain a compensation program that attracts, motivates and retains qualified executives.

    The compensation program includes a base salary, bonus, equity incentive plan and 401(k) Plan. The total compensation package for senior executives may include other perquisites as deemed appropriate. The Committee reviews the entire program annually.

    The Committee consults several sources of information and data related to salary trends in similar companies and other real estate investment trusts. The Committee also evaluates the Company's operating performance, financial position and the results compared with the industry and real estate in general. The primary measure of performance reviewed by the Committee is the level of funds from operations generated and available for distribution to shareholders.

    The Committee believes that the best interest of shareholders and executives will be closely aligned by providing executives and employees an opportunity to increase their ownership in Western. The Committee therefore periodically will grant options, restricted shares and provide loans to executive officers to fund the purchase of shares of beneficial interest of Western.

1998 COMPENSATION PACKAGES

    Executive salaries are determined through an evaluation of the responsibilities of the position held and the experience of the individual, and by reference to salary and bonus levels paid in comparable companies for comparable positions. The Committee monitors on an annual basis certain operating ratios of other real estate investment trusts as compared to the Company, including total administrative expenses as a percentage of assets and revenues.

    During 1998, the Committee approved agreements for three executive officers (the CEO and President and two Senior Vice Presidents) who commenced employment in January and February 1998, respectively. These agreements included base salary, a guaranteed bonus to be paid at the completion of twelve months of employment, stock options, restricted shares and a loan to fund the purchase of shares of beneficial interest of Western. Additionally, a similar contract was approved for the CFO who has been with the Company since 1994.

    The Committee also approved a discretionary bonus pool available to certain key employees provided the Company achieved certain target levels of funds from operations for the year 1998. A total of $100,000 was distributed from this pool to six officers, including the four executive officers.

    During 1998, pursuant to the 1998 Equity Incentive Plan, nearly all of the Company's employees were awarded options to purchase shares of beneficial interest. During 1998, a total of 532,000 options were granted under the 1998 Equity Incentive Plan. Additionally, pursuant to the 1998 Equity Incentive Plan, a total of 41,500 restricted shares of beneficial interest were awarded to the officers of the Company.

                                          Submitted by the Compensation
                                          Committee

                                          Reginald B. Oliver, Chairman
                                          L. Michael Foley(1)
                                          Joseph P. Colmery(1)

---------
(1)  Appointed to Committee 1999

COMPANY PERFORMANCE

                       PERFORMANCE MEASUREMENT COMPARISON
                                  TOTAL RETURN
                      WESTERN INVESTMENT REAL ESTATE TRUST
                     NAREIT EQUITY INDEX AND S&P 500 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             WIRET      NAREIT EQUITY INDEX (2)       S&P 500 INDEX
1993             100                           100                100
1994          108.67                        103.17             101.31
1995           99.89                        118.92             139.23
1996           132.1                        160.86             171.19
1997          151.79                        193.45             228.32
1998          141.81                        159.59             293.57

----------

(1) The total return on investment assumes dividends reinvested on dividend payment dates for each of the periods for the Company, the NAREIT Equity Index (peer group) and the S&P 500 Index.

(2) The NAREIT Equity Index includes 173 tax-qualified REITS (all of which are listed on either the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market System). The 173 REITS have a total market capitalization of $126.9 billion. The NAREIT Equity Index is maintained by the National Association of Real Estate Investment Trusts, Washington, D.C.

                            APPOINTMENT OF AUDITORS

    KPMG LLP, Certified Public Accountants, were the auditors for the Company for the year ended 1998. The Board of Trustees has appointed KPMG LLP as auditors for the year ending December 31, 1999, and recommends to the shareholders that such appointment be ratified. Representatives of KPMG LLP are expected to attend the annual meeting with the opportunity to make a statement if desired and are also expected to be available to respond to appropriate questions from the shareholders at the annual meeting.

                                 OTHER BUSINESS

    The management of Western knows of no matters to be brought before the meeting other than those set forth in the Notice of Annual Meeting of Shareholders. If, however, any other matters of which management is not now aware are presented for action, it is the intention of the proxy holders named in the enclosed proxy to vote in accordance with their discretion on such matters. The giving of the proxy does not preclude the right to vote in person should the shareholder giving it so desire, as the proxy may be revoked at any time prior to its having been exercised.

SHAREHOLDER PROPOSALS

    Any shareholder proposal to be submitted for inclusion in proxy-soliciting material for the 2000 annual shareholder's meeting must be received by the Secretary of the Company no later than December 1, 1999.

Dated:  Emeryville, California
       March 31, 1999

                                                           [SIGNATURE]
                                                 Barbara J. Donham
                                                 Secretary

--------------------------------------------------------------------------------

A COPY OF THE TRUST'S 1998 ANNUAL REPORT ON FORM 10-K FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS, SCHEDULES AND EXHIBITS, WILL BE PROVIDED WITHOUT CHARGE TO EACH SHAREHOLDER WHO SENDS A WRITTEN REQUEST TO INVESTOR RELATIONS, WESTERN INVESTMENT REAL ESTATE TRUST, AT 2200 POWELL STREET, EMERYVILLE, CA 94608.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                      WESTERN INVESTMENT REAL ESTATE TRUST

                         ANNUAL MEETING OF SHAREHOLDERS

                                   MAY 13, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

   The undersigned hereby appoints Reginald B. Oliver, James L. Stell, Dennis
D. Ryan, Robert J. McLaughlin, Bradley N. Blake, L. Michael Foley and Joseph P. Colmery as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of beneficial interest of Western Investment Real Estate Trust held of record by the undersigned on March 17, 1999 at the annual meeting of shareholders to be held on May 13, 1999 or any adjournment thereof.

   Should the undersigned be present and choose to vote at the meeting or at any adjournment or postponements thereof, and after notification to the Secretary of the Company at the meeting of the shareholder's decision to terminate this proxy, then the power of the attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

                 IMPORTANT: PLEASE DATE AND SIGN ON REVERSE SIDE.

-------------------------------------------------------------------------------

                           *  FOLD AND DETACH HERE  *

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the propositions stated.

                                                               Please mark
                                                              your votes as  /X/
                                                               indicated in
                                                               this example

 THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS.

                                                                  VOTE
                                                       FOR      WITHHELD

1. The election as trustees all nominees               / /         / /
   listed below
   (except as marked to the contrary).

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

JAMES L. STEEL, BRADLEY N. BLAKE AND L. MICHAEL FOLEY

                                                       FOR     AGAINST   ABSTAIN

2. Ratification of the appointment of KPMG Peat        / /       / /       / /
   Marwick LLP as auditors for the fiscal year ending December 31, 1999.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgement. At the present time, the Board of Trustees knows of no other business to be presented at the meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement dated March 25, 1999 and an Annual Report to shareholders.

                                               I plan to attend the meeting. / /


Signature(s) __________________________________        Dated____________, 1999

Please sign exactly as your name(s) appear(s) to the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

-------------------------------------------------------------------------------

                           *  FOLD AND DETACH HERE  *